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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): October 17, 2001


                           BLUE RIVER BANCSHARES, INC.
                           ---------------------------
             (Exact name of Registrant as specified in its charter)


           Indiana                      0-24501                   35-2016637
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(State or other jurisdiction    (Commission File Number)       (IRS Employer
      of incorporation)                                     Identification No.)


       29 East Washington Street
         Shelbyville, Indiana                                       46176
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(Address of Principal Executive Offices)                           Zip Code


                                 (317) 398-9721
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              (Registrant's telephone number, including area code)




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ITEM 5.  OTHER EVENTS

     On October 17, 2001, the Registrant's wholly owned subsidiary, Shelby County Bank, a Federal Savings Banking Association (the "Bank"), entered into a Branch Purchase and Assumption Agreement (the "Agreement") with Community First Bank & Trust, an Ohio state-chartered bank ("Community"). The Agreement provides for Community's assumption of certain deposit and other liabilities and purchase of certain assets of two (2) branch offices of the Bank. The affected branches, operating as First Community Bank, are located at 7131 West Jefferson Boulevard, Fort Wayne, Indiana and 6154 Saint Joe Center Road, Fort Wayne, Indiana (collectively, the "Branches").

     Under the terms of the Agreement, Community will acquire the personal property, fixed assets, cash, records and real property lease interests of the Branches. In return Community will assume the deposit and certain other liabilities of the Branches and will pay the Bank an agreed upon amount for certain personal property, fixed assets, and real property lease interests.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  EXHIBITS

     99.1   Press Release, dated October 18, 2001





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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         BLUE RIVER BANCSHARES, INC.
                                         (Registrant)


Date: October 18, 2001                   By: /s/ Bradley A. Long
                                            --------------------------------
                                         Name: Bradley A. Long
                                         Title: Vice President and Chief
                                                Financial Officer







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                                INDEX TO EXHIBITS


Exhibit No.                   Description

99.1                          Press Release, dated October 18, 2001















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